REVOCABLE PROXY                                                       EXHIBIT 99


                           SECURITY FIRST NETWORK BANK

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Security First Network Bank ("SFNB") hereby appoints James S. Mahan, III and Robert F. Stockwell, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the special meeting of shareholders (the "Special Meeting") to be held at 11:00 a.m. on August 28, 1998, at SFNB's Atlanta City Office, 3390 Peachtree Road, NE, Atlanta, Georgia 30326, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE THE PROPOSED HOLDING COMPANY REORGANIZATION OF SFNB AND SECURITY FIRST TECHNOLOGIES, INC. BY APPROVING THE SECOND AMENDED AND RESTATED PLAN OF REORGANIZATION, DATED AS OF MARCH 9, 1998, BY AND AMONG SFNB, SECURITY FIRST TECHNOLOGIES CORPORATION (THE "HOLDING COMPANY") AND UPON ORGANIZATION, NEW SECURITY FIRST NETWORK BANK, AS AMENDED, AND THE TRANSACTIONS CONTEMPLATED THEREBY; (2) TO APPROVE THE PROPOSED SALE OF SFNB'S BANKING BUSINESS BY APPROVING THE STOCK PURCHASE AGREEMENT, DATED AS OF MARCH 9, 1998, BY AND AMONG ROYAL BANK OF CANADA, RBC HOLDINGS (DELAWARE) INC., SFNB AND THE HOLDING COMPANY, AS AMENDED, AND THE TRANSACTIONS CONTEMPLATED THEREBY; (3) TO APPROVE SPECIFIED PROVISIONS OF THE HOLDING COMPANY'S CERTIFICATE OF INCORPORATION, WHICH WILL BE EFFECTIVE UPON THE REORGANIZATION OF SFNB AND SECURITIES FIRST TECHNOLOGIES, INC., WHICH PROVIDE THE BOARD OF DIRECTORS GREATER CONTROL OVER CORPORATE GOVERNANCE MATTERS, TAKEOVER DEFENSE PROVISIONS AND THE ELIMINATION OF MONETARY LIABILITIES OF DIRECTORS UNDER APPLICABLE DELAWARE LAW AND (4) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF SFNB AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by (i) filing with the Assistant Secretary of SFNB a written notice of revocation prior to the Special Meeting, (ii) delivering to SFNB prior to the Special Meeting a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of SFNB's Notice of Special Meeting and the Proxy Statement/Prospectus.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)

                                                               ---------------
                                                                     SEE
                                                                 REVERSE SIDE
                                                               ---------------

                                                               ---------------
                                                                      X
                                                               ---------------
                                                               Please mark your
                                                                votes as this.

                                  ------------
                                     COMMON

Proposal 1:        To approve the proposed  holding  company  reorganization  of
                   Security First Network Bank and Security First  Technologies,
                   Inc. by approving the Second Amended and Restated Plan of Reorganization, as amended, and the transactions contemplated thereby.

                   FOR                       AGAINST                    ABSTAIN
                   [ ]                         [ ]                        [ ]

Proposal 2:        To approve  the  proposed  sale of the  banking  business  of
                   Security First Network Bank to RBC Holdings  (Delaware)  Inc.
                   by approving the Stock Purchase Agreement, as amended, and the transactions contemplated thereby.

                   FOR                       AGAINST                    ABSTAIN
                   [ ]                         [ ]                        [ ]

Proposal 3:        To  approve  certain  provisions  of  the  Holding  Company's
                   Certificate  of  Incorporation,  which will be effective upon the reorganization of SFNB and Securities First Technologies,
                   Inc.,  which provide the Board of Directors  greater  control
                   over   corporate   governance   matters,   takeover   defense
                   provisions and the elimination of monetary liabilities of directors under applicable Delaware law.

                   FOR                       AGAINST                    ABSTAIN
                   [ ]                         [ ]                        [ ]

Other Matters:     The proxies are  authorized to vote upon such other  business as may  properly  come  before the  Special  Meeting,  or any adjournments thereof, including, without limitation, a motion to adjourn the Special  Meeting to another  time and/or place for the purpose of soliciting  additional proxies in order to
                   approve  the  proposed  holding  company   reorganization  of
                   Security First Network Bank and Security First  Technologies,
                   Inc. by approving the Second Amended and Restated Plan of Reorganization, as amended, the sale of the banking business of Security First Network Bank by approving the Stock
                   Purchase Agreement, as amended, or otherwise, in accordance with the determination of a majority of SFNB's Board of Directors.

Date:
     -----------------------------

     -----------------------------

     -----------------------------
      Signature of Shareholder or
      Authorized Representative

Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.